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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 17, 1999, except for note 15, as to which the date is May 14, 1999, included in or made a part of Amendment No. 4 to the Private Business, Inc. registration statement (File No. 333-75013), and to all references made to our Firm.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 20, 1999